Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 4, 2023, except Note 15, which is dated January 31, 2024, relating to the financial statements of Kyverna Therapeutics, Inc. (the Company), included in the Registration Statement on Form S-1 (No. 333-276523). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Diego, California

February 8, 2024